UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2023

Cann American Corp

(Exact name of registrant as specified in its charter)

Wyoming	000-53712	84-3208139
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

75 Union Ave., Rutherford, NJ 07070

(Address of Principal Executive Offices) (Zip Code)

(551)  285-4350

(Registrant’s telephone number, including area code)

320 Santana Drive #C, Cloverdale, CA 95425

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNNA	OTC:Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

On February 01, 2023, and effective March 15, 2023, the Company entered into an Agreement with Adam Scherr to act as a brand ambassador to the Company and Prodigy Stem Cell, LLC for a period of 12 months from the effective date. Mr. Scherr is a public figure, former professional strongman, and currently employed by World Wrestling Entertainment, Inc. (WWE). On March 15, 2023, the Company and Mr. Scherr further amended the Agreement where Mr. Scherr would act as a brand ambassador to the Company, and Prodigy Stem Cell, LLC through Country Strong Inc., an entity controlled by Mr. Scherr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cann American Corp

By:	/s/ Jason Tucker
Jason Tucker CEO

Date:  March 24, 2023

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